Exhibit 3.11
CERTIFICATE OF FORMATION
OF
CPS ACQUISITION, L.L.C.
     1. The name of the limited liability company is CPS Acquisition, L.L.C.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Country of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The membership of the limited liability company shall be composed of one member. The sole member shall be iPayment, Inc.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CPS Acquisition, L.L.C. this 22nd day of July, 2003.

IPAYMENT, INC.

By:	/s/ Afshin Yazdian

Afshin M. Yazdian
EVP & General Counsel

CERTIFICATE OF AMENDMENT
OF
CPS ACQUISITION, L.L.C.
     1. The name of the limited liability company is CPS Acquisition, L.L.C.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          “1. The name of the limited liability company is CardPayment Solutions, L.L.C.”
     3. This Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 7th day of October, 2003.

/s/ Afshin Yazdian

Afshin M. Yazdian
Authorized Person